Bontan Corporation Inc.
47 Avenue Road, Suite 200
Toronto, Ontario, Canada M5R 2G3
T:  416-929-1806
F:  416-929-6612

CONTRACT between TERENCE ROBINSON & BONTAN CORPORATION INC.

August 4, 2009

Mr. Terence Robinson
68 Admiral Road
Toronto, ON
M5R 2L5

Dear Mr. Robinson:

Further to our discussions, I am pleased to inform you that the Board of Directors have agreed to renew the Consulting  Agreement dated April 1, 2003 with you for a further period of five years up to March 31, 2014. This extension is effective from April 1, 2009.

All the terms of the consulting contract remain same as the ones described in the Agreement dated April 1, 2003 except for the following:

You fee will be CDN$10,000 per month plus GST. This may be paid in cash or in common shares of the Company as may be mutually agreed from time to time.

If you agree with the above, please sign a copy of this letter and return to us for our record.

Sincerely,

    /S/ Kam Shah

Kam Shah
Chief Executive and Financial Officer

I accept and agree with the contents of this letter.

    /S/ Terence Robinson

Terence Robinson